RESOLUTION OF THE
ESOP ADMINISTRATIVE COMMITTEE
OF
APPVION, INC.

WHEREAS the Board of Directors of Appvion, Inc., by resolution dated December 5, 2007, granted the ESOP Administrative Committee (the "Committee") the authority to adopt non-material amendments to the Appvion, Inc. Retirement Savings and Employee Stock Ownership Plan (the "Plan"); and

WHEREAS, the Committee desires to amend the Plan in order to implement certain Plan-related provisions of the Company's collective bargaining agreement covering West Carrollton Plant and Spring Mill employees, as set forth in the attachment hereto ("Amendment Number Two").

NOW, THEREFORE, BE IT RESOLVED that the Committee does hereby approve and authorize the execution, delivery and adoption of Amendment Number Two.

IN WITNESS WHEREOF, the undersigned have in one or more counterparts, each of which shall be considered an original, but all of which shall constitute one and the same document, executed this Resolution on this 29th day of April, 2015.

/s/ Mark R. Richards

Mark R. Richards

/s/ Thomas J. Ferree

Thomas J. Ferree

/s/ Kerry S. Arent

Kerry S. Arent

/s/ Kevin M. Gilligan

Kevin M. Gilligan

AMENDMENT NUMBER TWO
TO THE
APPVION, INC. RETIREMENT SAVINGS AND
EMPLOYEE STOCK OWNERSHIP PLAN
(Amended and Restated Generally Effective as of January 1, 2014)

The Appvion, Inc. Retirement Savings and Employee Stock Ownership Plan (the “Plan”) is amended in the following respects with effect from the dates specified below:

1. Effective June 1, 2015, Section 2.2(g) of the Plan is amended by adding following new Subsection (6) at the conclusion thereof:

“(6) Effective June 1, 2015, each non-Bargaining Unit Employee who is an Eligible Employee and who fails to make an affirmative Savings Percentage Election no later than thirty (30) days following the Date of Employment, and each Bargaining Unit Employee (West Carrollton) who is an Eligible Employee and who fails to make an affirmative Savings Percentage Election no later than thirty (30) days after first becoming subject to this Section 2.2(g), in each case such Employee having received an appropriate notice regarding such election, shall be automatically enrolled in the Plan with a Savings Percentage equal to four percent 4% of his Covered Compensation. An Eligible Employee who is automatically enrolled in the Plan pursuant to this subsection (g)(6) shall have his Savings Percentage Election increased by one percent (1%) on each anniversary of the date of his automatic enrollment in the Plan, up to a maximum of a ten percent (10%) Savings Percentage. Any Eligible Employee covered by this subsection (g)(6) who was, as of May 31, 2015, automatically enrolled in the Plan pursuant to any other provision of Section 2.2(g), shall henceforth be subject to the provisions of this subsection (g)(6), and shall have his Savings Percentage as in effect on June 1, 2015 increased by one percent (1%), up to a maximum percentage of ten percent (10%), as of each subsequent anniversary of his automatic enrollment in the Plan. ”

2. Effective April 1, 2015, Section 2.2(g) of the Plan is amended by adding following new Subsection (7) at the conclusion thereof:

“(7) Allocation of Mandatory Profit Sharing Contributions –  Bargaining Unit Employees. A Mandatory Profit Sharing Contribution, based upon the schedule set forth below, shall be allocated to the Non-ESOP Profit Sharing Account of each Bargaining Unit Employee (West Carrollton and Spring Mill) who is an Eligible Employee and who is hired by the Company on or after April 1, 2015. Mandatory Profit Sharing Contributions shall be made on each Pay Date to eligible Participants who are employed on the Pay Date, based upon their Covered Compensation for the applicable Pay Period, based upon their age in years on their birthday that occurs during the Plan Year, and based upon their Service in whole years on their Service anniversary date that occurs during the Plan Year, in accordance with the following schedule:

Age + ServiceMandatory Profit Sharing Contribution

0-342% of Covered Compensation

35-493% of Covered Compensation

50-644% of Covered Compensation

65+5% of Covered Compensation”

3. Effective as of March 26, 2015, Section 3.3(c)(6)(B) of the Plan is amended by adding the following new Subsection (iii) at the conclusion thereof:

“(iii) A special Profit Sharing Contribution of $500 shall be allocated as soon as reasonably practicable to the Non-ESOP Profit Sharing Account of each Bargaining Unit Employee (West Carrollton) who was actively employed with the Company as of March 26, 2015.”